UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Wintrust Financial Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

1. Election of Directors Elizabeth H. Connelly Timothy S. Crane Peter D. Crist William J. Doyle Marla F. Glabe H. Patrick Hackett, Jr. Scott K. Heitmann Brian A. Kenney Deborah L. Hall Lefevre Suzet M. McKinney Gary D. “Joe” Sweeney Karin Gustafson Teglia Alex E. Washington, III Edward J. Wehmer Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting of WINTRUST FINANCIAL CORPORATION To Be Held On: May 25, 2023 at 9:00 a.m. (Central Time) at 9700 West Higgins Road, 2nd Floor, Rosemont, Illinois 60018 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before May 17, 2023. Please visit https://materials.proxyvote.com/97650W, where the following materials are available for view: • Notice of Annual Meeting of Shareholders • Proxy Statement • Form of Electronic Proxy Card • Annual Report on Form 10-K • Annual Letter to Shareholders TO REQUEST MATERIAL: TELEPHONE: 888-Proxy-NA (888-776-9962) or 718-921-8562 (for international callers) E-MAIL: info@astfinancial.com WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials TO VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date. TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call. MAIL: You may request a card by following the instructions above. COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 This is not a ballot. Please note that you cannot use this notice to vote by mail. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE, AND "FOR" PROPOSALS 2 AND 4, AND “EVERY 1 YEAR” ON PROPOSAL 3. 3. Proposal to approve, on an advisory (non-binding) basis, the frequency of future shareholder advisory votes to approve the Company’s executive compensation every one, two or three years. 4. Proposal to ratify the appointment of Ernst & Young LLP to serve as the independent registered public accounting firm for fiscal year 2023. 2. Proposal to approve, on an advisory (non-binding) basis, the Company’s executive compensation as described in the 2023 Proxy Statement.